Exhibit 99.1

Mirati Therapeutics Reports Third Quarter 2014 Financial Results and Provides Business Update

SAN DIEGO — November 10, 2014 — Mirati Therapeutics, Inc. (“Mirati”) (NASDAQ: MRTX) today reported financial results for the third quarter ended September 30, 2014 and provided an update on its drug development programs.

“We are excited to report that each of our clinical oncology programs are advancing and are positioned to deliver proof of concept data in the coming months,” said Charles M. Baum, M.D., Ph.D., president and CEO of Mirati. “We have opened the expansion cohorts for MGCD265 in selected patients with MET and Axl mutations at a dose we are confident is fully inhibiting MET and Axl and should result in clinical responses. In addition, Phase 2 studies of mocetinostat are underway in patient populations selected for CREBBP and EP300 genetic mutations in Bladder Cancer and Diffuse Large B-cell Lymphoma. We look forward to delivering multiple data readouts in early 2015 that could result in the launch of registration studies in 2015.”

Pipeline Highlights

MGCD265

•                  We have reached MTD and selected a dose for the expansion cohorts that we believe will fully inhibit MET and Axl

•                  Expansion cohorts are open to enroll selected patients with Non-Small Cell Lung Cancer and other solid tumors that have MET driver mutations, MET amplifications, and Axl gene fusions

•                  Initial proof of concept data expected in early 2015

Mocetinostat in Bladder Cancer

•                  Initiated a multi-center registration-enabling study in patients with bladder cancer who have mutations of CREBBP or EP300 genes

•                  Mirati is partnering with Foundation Medicine to use their comprehensive genomic profile to screen patients for genomic alterations of CREBBP and EP300 genes prior to clinical trial enrollment

•                  Initial proof of concept data expected in early 2015

Mocetinostat in Diffuse Large B-cell Lymphoma (DLBCL)

•                  Memorial-Sloan Kettering has initiated a Phase 2 study enrolling patients with relapsed/refractory DLBCL whose tumors harbor CREBBP or EP300 gene mutations

•                  Initial proof of concept data is anticipated in early 2015

MGCD516

•                  Phase 1 safety dose escalation study is ongoing and on track to identify a Phase 2 dose and initiate expansion cohorts in selected patients in the first half of 2015

Third Quarter 2014 Financial Results

Cash, cash equivalents, and short-term investments were $37.7 million at September 30, 2014, compared to $62.1 million at December 31, 2013.

Research and development expenditures for the third quarter of 2014 were $7.0 million, compared to $5.5 million for the same period in 2013. Research and development expenses for the nine months ended September 30, 2014 were $19.5 million, compared to $15.5 million for the same period in 2013. The Company’s research and development expenses during the third quarter and nine months ended September 30, 2014 primarily consisted of costs to advance the clinical development of its three oncology development programs, MGCD265, MGCD516 and mocetinostat. General and administrative expenses for the third quarter of 2014 were $3.5 million, compared to $3.7 million for the same period in 2013. General and administrative expenses for the nine months ended September 30, 2014 were $8.9 million, compared to $8.6 million for the same period in 2013.

Other income and expense, net, for the third quarter of 2014 was income of $1.9 million compared to expense of $20.1 million for the same period in 2013. Other income and expense, net, for the nine months ended September 30, 2014 was expense of $4.7 million compared to expense of $17.4 million for the same period in 2013. Other income or expense, net, is comprised primarily of gains or losses arising from the change in fair value of our warrant liability. During the third quarter of 2014, the Company amended a substantial majority of the warrant agreements to allow for the warrants to be denominated in U.S. dollars. The amended warrants qualified for equity classification and were reclassified into stockholders’ equity during the quarter.

Net loss for the third quarter was $8.6 million, or $0.64 per share (basic) and $0.72 per share (diluted), compared to net loss of $29.4 million, or $2.95 per share (basic and diluted) for the same period in 2013. Net loss for the nine months ended September 30, 2014 was $33.3 million, or $2.47 per share (basic and diluted), compared to net loss of $41.6 million, or $4.18 per share (basic and diluted) for the same period in 2013.

About Mirati Therapeutics

Mirati Therapeutics is a targeted oncology company developing oncology therapeutics for precisely defined patient populations. Mirati’s approach combines the three most important factors in oncology drug development — drug candidates targeting genetic and epigenetic drivers of cancer, creative and agile clinical development that selects for patients whose tumors are dependent on those driver alterations, and a highly accomplished precision medicine leadership team. The Mirati team is using a blueprint proven by their prior work for developing potential breakthrough therapies with accelerated development paths. Mirati is currently advancing three drug candidates through clinical development for multiple oncology indications. More information is available at www.mirati.com.

Forward Looking Statements

Certain statements contained in this news release, other than statements of fact that are independently verifiable at the date hereof, may constitute forward-looking information and forward-looking statements (collectively “forward-looking statements” within the meaning of applicable securities laws). Such statements, based as they are on the current expectations of management of Mirati and upon what management believes to be reasonable assumptions based on information currently available to it, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond Mirati’s control. Such statements can usually be identified by the use of words such as “may”, “would”, “believe”, “intend”, “plan”, “anticipate”, “estimate” and other similar terminology, or state that certain actions, events or results “may” or “would” be taken, occur or be achieved. Forward-looking statements in this release include, but are not limited to, statements regarding the timing of initiating and reporting data from clinical trials, the potential for MGCD265 to show signals of activity in MET and Axl pathways and the potential for accelerated approval pathways.

Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks, assumptions and uncertainties, many of which are beyond our control, and the effects of which can be difficult to predict. These risks include those inherent in drug development, whether Mirati will be able to obtain financing when needed or on favorable terms, and other risks described in Mirati’s filings with the Securities and Exchange Commission. In evaluating any forward-looking statements in this release, Mirati cautions readers not to place undue reliance on any forward-looking statements. Unless otherwise required by applicable securities laws, Mirati does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.

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Company Contact:

Mirati Therapeutics Inc.

Mark J. Gergen

Executive Vice President & COO

858-332-3410

Investor Relations and Media Relations:

Jason Spark

Canale Communications

619-849-6005

jason@canalecomm.com

Mirati Therapeutics, Inc.

Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2014	2013
Assets
Current assets
Cash, cash equivalents and short-term investments	$37,707	$62,070
Other current assets	2,638	2,145
Total current assets	40,345	64,215

Other assets	440	—
Property and equipment, net	524	322
Total assets	41,309	64,537

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	5,404	5,245
Warrant liability	167	33,407
Total liabilities	5,571	38,652

Stockholders’ equity	35,738	25,885

Total liabilities and stockholders’ equity	$41,309	$64,537

Mirati Therapeutics, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands except per share data, unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Expenses
Research and development	$7,029	$5,492	$19,472	$15,477
General and administrative	3,519	3,717	8,855	8,636
Restructuring costs	—	—	334	—
Total operating expenses	10,548	9,209	28,661	24,113

Loss from operations	(10,548)	(9,209)	(28,661)	(24,113)

Other income (expense), net	1,931	(20,134)	(4,650)	(17,398)

Loss before income taxes	(8,617)	(29,343)	(33,311)	(41,511)

Income tax expense	—	55	—	115

Net loss	$(8,617)	$(29,398)	$(33,311)	$(41,626)

Unrealized gain on available-for-sale investments	(12)	—	22	—

Comprehensive loss	$(8,629)	$(29,398)	$(33,289)	$(41,626)

Basic net loss per share	$(0.64)	$(2.95)	$(2.47)	$(4.18)
Diluted net loss per share	$(0.72)	$(2.95)	$(2.47)	$(4.18)

Weighted average number of shares used in computing net loss per share, basic	13,527	9,958	13,479	9,958
Weighted average number of shares used in computed net loss per share, diluted	14,717	9,958	13,479	9,958